UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 2, 2018
OBALON THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-37897	20-1828101
(Commission File Number)	(IRS Employer Identification No.)

5421 Avenida Encinas, Suite F Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)
(760) 795-6558
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 2, 2018, the Board of Directors of Obalon Therapeutics, Inc. (the “Company”) approved the appointment of Kelly Huang, PH.D., age 49, to serve as the Company’s President in addition to his current role as Chief Operating Officer. The appointment to President is effective as of August 2, 2018. Previously, Mr. Huang served as Vice President and General Manager, US Aesthetic & Corrective at Galderma, a pharmaceutical company, from April 2015 to September 2017 and as an Operating Partner of Spindletop Capital, a venture capital firm, since March 2014. Before joining Galderma, Mr. Huang was CEO Advisor at Sensei Engage, a healthcare technology company, from August 2014 to April 2015. Prior to Sensei Engage, Mr. Huang served as Senior Vice President and Consumer Sector Head at Intrexon Corporation, a biotechnology company, from March 2014 to August 2014. Prior to Intrexon, Mr. Huang served as an Executive Committee Member of Endo Pharmaceuticals, a pharmaceutical company, and President of HealthTronics, Inc, a subsidiary of Endo Pharmaceuticals from August 2011 to February 2014. Prior to Endo Pharmaceuticals, Mr. Huang held positions of increasing responsibility at various Johnson & Johnson Companies, a pharmaceutical and consumer goods company, from January 1996 to August 2011. Mr. Huang holds a B.S. in Chemical Engineering from the University of Massachusetts, Amherst and holds a M.S. and Ph.D in Chemical Engineering from Stanford University.
A copy of the press release announcing the appointment of Mr. Huang has been filed as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated August 2, 2018

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBALON THERAPEUTICS, INC.

Date: August 2, 2018	By:	/s/ William Plovanic
William Plovanic
Chief Financial Officer